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EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                           FOR THE THREE MONTHS                FOR THE NINE MONTHS
                                                            ENDED SEPTEMBER 30                 ENDED SEPTEMBER 30
                                                           1997             1996              1997             1996
                                                     ---------------------------------------------------------------------
PRIMARY:
Average shares outstanding                                  9,245,275        9,296,006         9,270,260        9,296,009
Net effect of options                                          31,854            4,642            23,037            5,422
                                                     ---------------------------------------------------------------------
Total                                                       9,277,129        9,300,648         9,293,297        9,301,431
                                                     =====================================================================

Net income                                                 $3,527,000       $2,751,000       $10,281,000       $8,182,000
                                                     =====================================================================
Earnings per share                                              $0.38            $0.30             $1.11            $0.88
                                                     =====================================================================

FULLY DILUTED:
Average shares outstanding                                  9,245,275        9,296,006         9,270,260        9,296,009
Net effect of options                                          33,533            4,642            25,637            5,584
                                                     ---------------------------------------------------------------------
Total                                                       9,278,808        9,300,648         9,295,897        9,301,593
                                                     =====================================================================
Net income                                                 $3,527,000       $2,751,000       $10,281,000       $8,182,000
                                                     =====================================================================
Earnings per share                                              $0.38            $0.30             $1.11            $0.88
                                                     =====================================================================



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